                                                                    EXHIBIT 10.4

                                AMENDMENT NO. 1
                              TO DECEMBER 29, 1995
                           SUBSCRIPTION AGREEMENT AND
                      JUNE 28, 1996 SUBSCRIPTION AGREEMENT

    This Amendment No. 2 dated June 10, 1997 ("Amendment No. 2") to Subscription Agreement dated December 29, 1995 (the "December 29, 1995 Subscription Agreement") and Subscription Agreement dated June 28, 1996 (the "June 28, 1996 Subscription Agreement"), is entered into by and between Ross Systems, Inc., a California corporation ("Ross"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Fletcher").

    Unless otherwise defined herein, capitalized terms used herein shall have the meanings in the December 29, 1995 Subscription Agreement or the June 28, 1996 Subscription Agreement.

    1.  AMENDMENT NO. 1.

    a. Upon the execution and delivery of Amendment No. 2 by both Ross and Fletcher, Amendment No. 1 to the December 29, 1995 Subscription Agreement and the June 28, 1996 Subscription Agreement, dated June 28, 1996, will be of no further force and effect.

    2.  LIMITATION OF ISSUANCE OF COMMON STOCK.

    a. Notwithstanding anything to the contrary contained in (i) the December 29, 1995 Subscription Agreement or the Options, the Convertible Preferred Stock or the Warrant issued pursuant thereto, (ii) the June 28, 1996 Subscription Agreement between Ross and Fletcher (a copy of which is attached hereto as Exhibit A) or the Series C Option, the Series C Convertible Preferred Stock or the Warrant issuable pursuant thereto, or (iii) the Articles of Incorporation of Ross, as amended to the date hereof (the "Articles"), the maximum number of shares of Common Stock (or any other class of voting stock) that shall be issued to Fletcher pursuant to any of the foregoing, collectively, shall be 2,866,075 shares of Common Stock (which is equal to 19.99% of the then outstanding Common Stock as of December 29, 1995) (the "Maximum Limit"); PROVIDED, HOWEVER, that for purposes of determining the number of shares of Common Stock (or any other class of voting stock) issued to Fletcher as of any date, the number of shares of Common Stock (or any other class of voting stock) issuable upon exercise of the Warrant issued to Fletcher pursuant to the December 29, 1995 Subscription Agreement and the Warrant issued to Fletcher pursuant to the June 28, 1996 Subscription Agreement shall be deemed to have been issued to Fletcher as of the date hereof.

    b. To the extent that the conversion by Fletcher of any share of Convertible Preferred Stock issued pursuant to the December 29, 1995 Subscription Agreement or the conversion by Fletcher of any share of Convertible Preferred Stock issued pursuant to the June 28, 1996 Subscription Agreement would, but for the Amendment No. 2, result in the issuance to Fletcher of any shares of Common Stock (or any other class of voting stock) in excess of the Maximum Limit, such conversion shall not be permitted.

    c. No action taken by either party consistent with the terms of this Amendment No. 2 shall constitute a breach of or default under the December 29, 1995 Subscription Agreement or the Options, the Convertible Preferred Stock or the Warrant issued pursuant thereto; the June 28, 1996 Subscription Agreement or the Series C Option, the Convertible Preferred Stock or the Warrant issuable pursuant thereto; or the Articles.

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    3.  ACKNOWLEDGMENT.

    a. Both Ross and Fletcher hereby acknowledge that, in accordance with the terms of the Options granted to Ross pursuant to the December 29, 1995 Subscription Agreement and the June 28, 1996 Subscription Agreement, such Options may no longer by exercised by Ross.

    4.  MISCELLANEOUS.

    a. This Amendment No. 2 may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

    b. This Amendment No. 2 shall inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person shall have any right or obligation hereunder.

    c. This Amendment No. 2 shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the Borough of Manhattan in the City and State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence of domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                            [SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Agreement, all as of the day and year first above written.

                                              ROSS SYSTEMS, INC.

                                                    By:  /s/ JAMES A. WATTS, JR.
                                                         -------------------------------------------
                                                         Name: James A. Watts, Jr.
                                                         Title: Vice President

                                              FLETCHER INTERNATIONAL LIMITED

                                                    By:
                                                         -------------------------------------------
                                                         Name: Todd J. Fletcher
                                                         Title: Chairman

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
    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                              ROSS SYSTEMS, INC.

                                                    By:
                                                         -------------------------------------------
                                                         Name: James A. Watts, Jr.
                                                         Title: Vice President

                                              FLETCHER INTERNATIONAL LIMITED

                                                    By:  /s/ TODD J. FLETCHER
                                                         -------------------------------------------
                                                         Name: Todd J. Fletcher
                                                         Title: Chairman

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